ACCOUNTANTS' CONSENT
                             --------------------

The Board of Directors
Marksman Corp.:

We consent to the inclusion of our report dated March 22, 1996, with respect to the consolidated balance sheets of Marksman Corp. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations and accumulated deficit, and cash flows for the years then ended, which report appears in the Form 8-K of Delaware Otsego Corporation dated April 12, 1996.



                                                    KPMG Peat Marwick LLP

Boston, Massachusetts
April 12, 1996


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